Filed Pursuant to Rule 424(b)(3)

Registration No. 333-271089

PROSPECTUS SUPPLEMENT

(To prospectus dated April 3, 2023)

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

500,000 Shares of Class A Common Stock

This prospectus supplement describes our Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”), a direct share purchase plan designed to provide new investors and existing holders of our Class A common stock with a convenient and economical method to purchase shares of our Class A common stock and to reinvest cash dividends in the purchase of additional shares.

The Plan has two components:

•	a dividend reinvestment component, which permits Plan participants to invest all or a portion of the cash dividends paid on their shares of our Class A common stock to purchase additional shares of our Class A common stock, and

•	a direct stock purchase component, which permits Plan participants and new investors to purchase shares of our Class A common stock by making optional cash investments between $100 and $25,000 per month (unless we grant a waiver of the maximum amount).

Plan highlights include:

•	Any registered holder of our Class A common stock may elect to participate in the Plan.

•	Interested new investors who are not currently holders of our Class A common stock may make their initial purchase through the Plan.

•	Full or partial dividend reinvestment options.

•	Optional cash investments of up to $25,000 per month, and, with our prior approval, optional cash investments in excess of $25,000 per month, for the purchase of additional shares of our Class A common stock.

•	We may, in the future, offer a discount from the market price of our Class A common stock ranging from 0% to 5%, at our sole discretion.

•	You may build your investment over time, starting with an initial investment of as little as $250, or $100, if you authorize automatic monthly cash investments.

•	You may access your account online to review and manage your investment.

•	Optional one-time debit or monthly automatic deductions from your bank account.

All references in this prospectus supplement to “shares” are to shares of our Class A common stock, par value $0.04 per share, and references to “stockholders” are to individuals or entities that hold shares. The term “new investor” refers to an individual or entity that does not hold shares prior to becoming a participant in the Plan.

This prospectus supplement relates to the offer and sale of up to 500,000 authorized but unissued shares of our Class A common stock under the Plan. Plan participants should retain this prospectus supplement for future reference.

Our shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “DBRG.”

You should read this prospectus supplement carefully so you know how the Plan works and retain it for future reference. If you have any questions about the Plan, please call the Plan Administrator, American Stock Transfer & Trust Company LLC toll free at (800) 937-5449, 24 hours a day, seven days a week. Customer service representatives are available Monday through Friday, between the hours of 8:00 A.M. and 8:00 P.M. Eastern Time.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 7 of the accompanying prospectus for certain risk factors to consider before you decide to invest in the Class A common stock offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 5, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

SUMMARY OF THE PLAN

The following summary of our Dividend Reinvestment and Direct Stock Purchase Plan (the “Plan”) highlights selected information about the Plan, but may not contain all of the information that may be important to you. You should carefully read the entire text of the Plan contained in this prospectus supplement before you decide to participate in the Plan.

Participation

Current Stockholders. You can participate in the Plan if you currently own shares in the Company. You may participate in the Plan by completing an authorization form and submitting it to American Stock Transfer & Trust Company LLC (“AST”), the Plan’s “Plan Administrator.” Please see Question 8 in the “Terms and Conditions of the Plan” section for more detailed information.

New Investors. If you do not own any shares in the Company, you can participate in the Plan by making an initial purchase of our shares through the Plan with a minimum initial investment of $250. Please see Question 8 in the “Terms and Conditions of the Plan” section for more detailed information.

Features of the Plan

•	Automatic Reinvestment of Dividends and Distributions. If you are a current stockholder, you can automatically increase your holdings of our Class A common stock by reinvesting all or a portion of your cash dividends in additional shares. Please see Question 11 in the “Terms and Conditions of the Plan” section for more detailed information.

•	Optional Cash Investments. As a participant in the Plan, you can increase your holdings of our Class A common stock by investing a minimum of $100 and a maximum of $25,000 per month (unless we grant a waiver of the maximum amount). You can pay for such optional cash investments by check or by authorizing one or more electronic funds transfers from your bank checking or savings account at a U.S. Bank or financial institution. In certain instances we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Please see Question 14 in the “Terms and Conditions of the Plan” section for more detailed information.

•	Initial Investment. If you are not a current stockholder, you can make an initial investment in our Class A common stock, starting with as little as $250, or $100 if you sign up for automatic monthly investments. Please see Question 8 in the “Terms and Conditions of the Plan” section for more detailed information.

Source of Shares

The Plan Administrator will purchase shares directly from us as newly issued Class A common stock, in the open market or in privately negotiated transactions with third parties. Please see Question 14 in the “Terms and Conditions of the Plan” section for more detailed information.

Purchase Price

The purchase price for shares under the Plan depends on whether the Plan Administrator obtains your shares by purchasing them directly from us, in the open market or in privately negotiated transactions with third parties:

With respect to cash dividend reinvestment purchases:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date (as defined below), subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

With respect to optional cash investments of $25,000 or less:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period (as defined below), subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%), as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period.

Tracking Your Investments

As a Plan participant you will receive periodic statements showing the details of each transaction and the share balance in your Plan account. Please see Question 29 in the “Terms and Conditions of the Plan” section for more detailed information.

Plan Administrator

We have appointed AST as our transfer agent and as the administrator of the Plan. Please see Question 4 in the “Terms and Conditions of the Plan” section for more detailed information.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this contained in this prospectus supplement and the documents incorporated by reference herein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our ability to grow our business by raising capital for our funds and the companies that we manage;

•	our position as an owner, operator and investment manager of digital infrastructure and our ability to manage any related conflicts of interest;

•	adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession;

•	our exposure to business risks in Europe, Asia and other foreign markets;

•	our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all;

•	the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption;

•	the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services;

•	our ability to increase assets under management and expand our existing and new investment strategies;

•	our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively;

•	our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•	our ability to deploy capital into new investments consistent with our investment management strategies;

•	the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments;

•	our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products;

•	our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets;

•	the general volatility of the securities markets in which we participate;

•	the market value of our assets;

•	interest rate mismatches between our assets and any borrowings used to fund such assets;

•	effects of hedging instruments on our assets;

•	the impact of economic conditions on third parties on which we rely;

•	the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers;

•	any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims;

•	our levels of leverage;

•	the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection;

•	the impact of our transition from a real estate investment trust to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes;

•	whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

•	changes in our board of directors or management team, and availability of qualified personnel;

•	our ability to make or maintain distributions to our stockholders; and

•	our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in the section entitled “Risk Factors” in the accompanying prospectus and the risk factors set forth in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any risk factors contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus, and in other documents that we may file from time to time in the future with the SEC.

TERMS AND CONDITIONS OF THE PLAN

The following constitutes our Dividend Reinvestment and Direct Stock Purchase Plan, which initially came into effect on January 10, 2017.

PURPOSE

1.	What is the purpose of the Plan?

The primary purpose of the Plan is to give holders of shares of our Class A common stock and new investors a convenient and economical way to acquire additional shares of our Class A common stock by reinvesting all or a portion of the cash dividends paid on their shares of our Class A common stock to purchase additional shares of our Class A common stock and by making optional cash payments to purchase shares of our Class A common stock. In these ways, the Plan is intended to benefit our long-term investors by allowing them to increase their investment in our Class A common stock. The Plan also provides us with a cost-efficient way to raise additional capital through the direct sale of our Class A common stock to participants in the Plan.

ADVANTAGES AND DISADVANTAGES

2.	What are the advantages of the Plan?

The primary advantages of the Plan are as follows:

•	Direct Purchase of Initial Shares: New investors may enroll in the Plan by making an initial investment in shares of at least $250 (or $100 if you sign up for automatic monthly investments), but not more than $25,000 (unless we grant a waiver of the maximum amount).

•	Reinvestment of Dividends or Distributions: Participants may purchase additional shares of our Class A common stock automatically by reinvesting all or a portion of their cash dividends paid on shares of our Class A common stock. Dividend payments not reinvested will be paid by check or, upon request, by direct deposit to an account at a U.S. bank or financial institution.

•	Direct Purchase of Additional Shares through Optional Cash Investments: Participants may purchase additional shares of our Class A common stock by making optional cash investments of at least $100 per investment, with a maximum allowable investment of $25,000 per month (unless we grant a waiver of the maximum amount). In certain instances, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. You can make optional cash investments by check or by authorizing a one-time debit or automatic monthly deductions from your bank checking or savings account.

•	Fractional Shares: All cash dividends or distributions paid on a participant’s shares and all cash investments made by a participant are fully invested in additional shares of our Class A common stock because the Plan permits fractional share interests to be credited to Plan accounts. In addition, dividends will be paid on, and may be reinvested with respect to, such fractional share interests.

•	Discount: If we issue new shares of our Class A common stock to participants in the Plan, we may sell them at a discount of up to 5% from the market price of our Class A common stock. We will pay all of your optional cash purchase and dividend reinvestment transaction fees and any related commissions (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions). Any discount we offer on the shares will not exceed 5% of the fair market value of the shares you acquire. If the Plan Administrator acquires our shares in the open market or in privately-negotiated transactions for participants in the Plan, we may discount such shares by paying up to 5% of the purchase price for such shares. You should note, however, that we are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. Any such discounts will be made at our sole discretion.

•	Certificates: Participants may request the issuance of share certificates for all or a portion of their Plan shares free of charge.

•	Certificate Safekeeping: The Plan offers a “safekeeping” service for a $7.50 fee, whereby record holders may deposit any stock certificates they may have with the Plan Administrator and have their certificated shares credited to their account. This feature prevents stock certificate loss, theft or destruction. Since deposited shares become book-entry shares, they may be transferred or sold through the Plan in a convenient and economical manner. The $7.50 fee will be waived if you elect to deposit your shares and, at the same time, sell them through the Plan.

•	Reduced Fees: The Plan provides participants with the opportunity to acquire additional shares of our Class A common stock directly from us without having to pay, subject to certain exceptions, the trading fees or service charges associated with an independent purchase.

•	Sale or Transfer of Shares: Participants may request the sale of a portion or all of their Plan shares. Participants may direct the Plan Administrator to transfer to another participant all or a portion of their Plan shares provided that all transfer requirements have been met. The proceeds of the sale, less an administrative fee of $15.00 and commission of $0.10 per share, will be sent to you by check (generally within four days following the sale). A Form 1099-B will be mailed to you in February of each year.

•	Simplified Recordkeeping: The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

3.	What are the disadvantages of the Plan?

The primary disadvantages of the Plan are as follows:

•	No Interest Paid on Funds Pending Investment: No interest is paid on dividends or optional cash investments held by the Plan Administrator pending reinvestment or investment or that may ultimately be returned to you. In addition, optional cash payments of less than $100 and that portion of any optional cash payment which exceeds the maximum monthly purchase limit of $25,000 (unless this upper limit has been waived), are subject to return to you without interest. Moreover, purchases above the $25,000 limit that have been granted a waiver will also be subject to return to you without interest in the event that the Threshold Price (as defined below), if any (see Question 17), is not met.

•	Purchase/Sale Price Determination: Participants have no control over the share price or the timing of the purchase or sale of Plan shares. Participants cannot designate a specific price or a specific date at which to purchase or sell shares of our Class A common stock or the selection of a broker/dealer through or from whom purchases or sales are made. Participants will not know the exact number of shares purchased until after any particular investment date. In addition, because the Plan Administrator must receive funds for a cash purchase prior to the actual Cash Purchase Investment Date of the Class A common stock, your investments may be exposed to changes in market conditions.

•	Reinvested Dividends and Other Amounts may be Treated as Dividends for Tax Purposes: Participants who reinvest dividends paid on shares of our Class A common stock will be treated for U.S. federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment that may be owed on that dividend. In addition, in some cases the participant will be treated as having received an additional distribution attributable to any Plan discount that may be offered.

•	Purchase Price may be Higher than Market Price: Shares of Class A common stock purchased directly from us under the Plan are based on a formula described under Question 19 (or Question 17 for optional cash investments of more than $25,000). As a result of this formula, the purchase price under the Plan may exceed the open market price on any particular investment date.

•	No Assurance of a Profit or Protection from Losses on Shares Purchased under the Plan. Your investment in the Plan is no different from any investment in shares of our Class A common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares.

ADMINISTRATION

4.	Who will administer the Plan?

American Stock Transfer & Trust Company LLC has been appointed as administrator of the Plan. You should send all correspondence with the Plan Administrator to:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, NY 11219

All transaction processing should be directed to:

American Stock Transfer & Trust Company LLC

P.O. Box 922, Wall Street Station

New York, NY 10269-0560

Plan Administration Department

Please mention DigitalBridge Group, Inc. and this Plan in all correspondence with the Plan Administrator. In addition, you may call the Plan Administrator at (800) 937-5449 or contact the Plan Administrator via the internet at www.astfinancial.com.

The Company may replace the Plan Administrator at any time upon written notice to the Plan Administrator and may designate another qualified administrator as successor Plan Administrator for all or a part of the Plan Administrator’s functions under the Plan. All participants would be notified of any such change. If the Company changes the Plan Administrator, references in this prospectus supplement to Plan Administrator shall be deemed to be references to the successor Plan Administrator, unless the context requires otherwise.

5.	What are the responsibilities of the Plan Administrator?

The Plan Administrator’s responsibilities principally include:

•	administration of the Plan;

•	acting as your agent;

•	keeping records of all Plan accounts;

•	sending statements of activity to each participant;

•	purchasing and selling, on your behalf, all Class A common stock under the Plan; and

•	the performance of other duties relating to the Plan.

Holding Shares. If you purchase shares through optional cash payments and do not choose to have the dividends that are paid with respect to these shares reinvested, you must indicate that the shares are not to be enrolled in the dividend reinvestment program. The Plan Administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the Plan Administrator’s name (or that of its nominee) as your agent.

Receipt of Dividends. As record holder for the Plan shares, the Plan Administrator will receive dividends on all Plan shares held on the dividend record date, will credit these dividends to your Plan account on the basis of whole or fractional Plan shares held in such account, and will automatically reinvest such dividends in additional Class A common stock unless you select the cash payment only option on the authorization form or direct the Plan Administrator that you wish to receive cash payments only (which instructions can always be changed by providing notice to the Plan Administrator). Any remaining portion of cash dividends not designated for reinvestment will be sent to you. The record date associated with a particular dividend is referred to in this Plan as a “dividend record date.”

Other Responsibilities. The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for our Class A common stock.

Replacement Administrator. If the Plan Administrator resigns or otherwise ceases to act as Plan Administrator, we will appoint a new Plan Administrator to administer the Plan.

ELIGIBILITY AND ENROLLMENT

6.	Who is eligible to participate in the Plan?

Record Owners. You are a record owner if you own shares of our Class A common stock that are registered in your name with our transfer agent. If you are a record owner, you may participate directly in any or all of the features of the Plan.

Beneficial Owners. You are a beneficial owner if you own shares of our Class A common stock that are registered in the name of a broker, bank or other nominee. If you are a beneficial owner, you must either (i) become a record owner by having one or more shares transferred into your own name, or (ii) coordinate your participation in the Plan through the broker, bank or other nominee in whose name your Class A common stock is held.

New Investors. If you do not currently own shares of our Class A common stock, you can participate in the Plan by making an initial purchase of shares of our Class A common stock through the Plan with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments).

7.	Are there limitations on participation in the Plan other than those described under Question 6?

Regulations in certain countries may limit or prohibit participation in this type of plan. Persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.

You may not participate in the Plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or, if you are a corporation or other entity, where you are organized or domiciled. If you are a citizen of, or organized or domiciled in, a country other than the U.S., you should independently confirm that by participating in the Plan you will not violate local laws governing, among other matters, taxes, currency and exchange controls, stock registration and foreign investments. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

The Plan is designed for long-term investors who would like to invest and build ownership of shares of our Class A common stock over time. The Plan is not intended to provide stockholders with a mechanism for generating short-term profits through rapid turnover of shares acquired at a discount. Further, the Plan’s intended purpose precludes any individual or entity from establishing a series of related accounts for the purpose of conducting arbitrage operations or exceeding the optional monthly cash investment limit. You should not use the Plan to engage in short-term trading activities that could change the normal trading volume of shares of our Class A common stock. If you engage in short-term trading activities, we may prevent you from participating in the Plan. We reserve the right, in our sole discretion, to modify, deny, suspend or terminate participation by a Plan participant who, in our determination, is using the Plan for purposes inconsistent with the intended purpose of the Plan or which adversely affect the price of our Class A common stock. In such an event, the Plan Administrator will notify the participant in writing of its action and will continue to hold the participant’s shares in book-entry form, but will no longer reinvest the participant’s dividends or accept optional cash investments from the participant.

8.	How do I become a Plan participant?

Record Holders. Record holders may join the plan by completing and signing an authorization form and returning it to the Plan Administrator, or by following the enrollment procedures specified on the Plan Administrator’s website at www.astfinancial.com. Authorization forms may be obtained at any time by written request, by telephoning the Plan Administrator at the address and telephone number provided in Question 4, or via the internet at the Plan Administrator’s website. The initial minimum investment for existing record holders is $100.

Beneficial Holders. A beneficial holder may request that the number of shares the beneficial holder wishes to be enrolled in the Plan be re-registered by the broker, bank or other nominee in the beneficial holder’s own name as record owner in order to participate directly in the Plan. Alternatively, beneficial holders who wish to join the Plan may instruct their broker, bank or other nominee to arrange participation in the Plan on the beneficial holder’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the Plan Administrator with the information necessary to allow the beneficial holder to participate in the Plan.

New Investors. If you do not currently own any shares of our Class A common stock, you may enroll in the Plan by making an initial purchase of shares of our Class A common stock with a minimum investment of $250 (or $100 if you sign up for automatic monthly investments), but your initial investment cannot exceed $25,000 (unless we grant a waiver of this maximum amount). The new investor should complete the portions of the authorization form for a new investor wishing to become a participant and should designate the amount of the initial purchase of shares of our Class A common stock. At the same time, the new participant may designate all, some portion or none of the purchased shares to be enrolled in the dividend reinvestment program. The authorization form should be returned to the Plan Administrator, with payment, on or before the applicable dates described in Question 9. The new investors may also follow the enrollment procedures specified on the Plan Administrator’s website at www.astfinancial.com to join the Plan. Online enrollment should be completed on or before the applicable dates described in Question 9. Once you are a stockholder, the minimum purchase amount is reduced to $100.

9.	When will my participation in the Plan begin?

If you are a current stockholder and your authorization form is received by the Plan Administrator on or before the dividend record date established for a particular dividend, reinvestment will commence with that dividend. If your authorization form is received after the dividend record date established for a particular dividend, reinvestment will begin on the Dividend Reinvestment Date following the next dividend record date if you are, or your broker, bank or other nominee is, still a record owner. Additionally, if you have submitted your authorization form and thus are enrolled in the Plan, and you wish to make optional cash payments to purchase shares under the direct stock purchase program, the Plan Administrator must receive full payment in advance of the applicable deadline. In the case of new investors making an initial investment, both the authorization form and full payment of their designated initial investment must be received in advance of the applicable deadline.

Once you enroll in the Plan, you will remain enrolled in the Plan until you withdraw from the Plan, we terminate your participation in the Plan or we terminate the Plan.

10.	What does the Plan Administrator’s website provide?

Instead of submitting an authorization form, you can participate in the Plan by accessing the Plan Administrator’s website at www.astfinancial.com. The following services are available to you online:

•	Enroll or terminate your participation in the Plan

•	Make initial and additional purchases of Class A common stock

•	Sell Class A common stock

•	Request a stock certificate for non-fractional shares of Class A common stock held in your Plan account

•	View your account history and balances

•	Establish automatic cash investment procedures through direct debit of your U.S. bank account

•	View Plan materials

DIVIDEND REINVESTMENT OPTIONS

11.	What are my dividend reinvestment options?

The dividend reinvestment option you elect can be applied to all your shares, whether held in certificate form, in direct registration or in the Plan.

•	Full Dividend Reinvestment. If this option is elected, the Plan Administrator will apply (i) all cash dividends on all shares of our Class A common stock then or subsequently registered in your name, and (ii) all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares. All withholding amounts will be withheld from cash dividends before the dividends are reinvested in the Plan.

•	Partial Dividend Reinvestment. If this option is elected, the Plan Administrator will apply (i) all cash dividends on only the number of shares of our Class A common stock then or subsequently registered in your name and specified on the authorization form, and (ii) all cash dividends on all Plan shares, together with any optional cash payments, toward the purchase of additional Plan shares, minus applicable withholding amounts, if any. Under the Emergency Economic Stabilization Act passed by the United States Congress in 2008, if you elect the partial dividend reinvestment option, you must reinvest at least 10% of your dividend distribution each Dividend Reinvestment Date.

Unless you designate otherwise, you will be enrolled as having selected the full dividend reinvestment option. In addition, if you return a properly executed authorization form to the Plan Administrator without electing an investment option, you will be enrolled as having selected the full dividend reinvestment option.

Change of Option. You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the Plan in favor of receiving cash dividends or in order to sell your Class A common stock, or until your participation in the Plan, or the Plan itself, is terminated.

12.	When are dividends reinvested?

If the Plan Administrator acquires shares directly from us, it will combine the dividend funds of all Plan participants whose dividends are automatically reinvested and will generally invest such cash dividends on the date the dividend is paid, which we refer to as the “Dividend Reinvestment Date.” If the Dividend Reinvestment Date falls on a day that is not a NYSE trading day, then the investment will occur on the next NYSE trading day. If the Plan Administrator acquires shares from parties other than us, such purchases will occur during a period beginning on the Dividend Reinvestment Date or, if the Dividend Reinvestment Date falls on a day that is not a NYSE trading day, the next NYSE trading day, and ending no later than thirty-five (35) days following that date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

OPTIONAL CASH INVESTMENTS

13.	How do I make optional cash investments?

Once you have enrolled in the Plan by submitting an authorization form, you may make optional cash investments at any time in three ways:

•	One-Time Online Investment. You may make a one-time optional cash investment by accessing your account online at www.astfinancial.com. To purchase shares via online investment, you must authorize the withdrawal of funds from your bank account by electronic funds transfer.

•	Automatic Monthly Investments. If you wish to make regular periodic purchases without writing checks, you can authorize automatic monthly withdrawals from your U.S. bank account. Participants’ bank accounts are debited on the 25th day of each month (or, if that day is not a business day, then on the prior business day), and funds will be invested beginning on the next applicable investment date. You can authorize automatic monthly withdrawals by accessing your account at www.astfinancial.com, or by completing and submitting to the Plan Administrator an automatic cash investment form, which you may obtain online or by telephoning the Plan Administrator. To terminate monthly purchases by automatic deduction, you must send the Plan Administrator written, signed directions or follow the procedures specified on the Plan Administrator’s website at www.astfinancial.com.

•	Check. You may send the Plan Administrator a check in U.S. dollars drawn on a U.S. bank or Canadian financial institution and made payable to “American Stock Transfer & Trust Company LLC.” If you are not in the United States, please contact your bank to verify that it can provide you with a check that clears through a U.S. bank or Canadian financial institution and that the dollar amount printed is in U.S. Dollars. The Plan Administrator is unable to accept payment in the form of checks that clear through non-U.S. banks. The Plan Administrator will not accept payment in the form of cash, money orders, traveler’s checks or third-party checks. To facilitate the processing of your investment, please use the appropriate form attached to your account statement and mail your check and form to American Stock Transfer & Trust Company LLC as indicated on the form. You may obtain an Optional Cash Investment form by accessing your account online at www.astfinancial.com or by calling the Plan Administrator.

Insufficient Funds. A $25 fee will be assessed if any check or deposit is returned unpaid or if an automatic withdrawal from your bank account fails due to insufficient funds. In addition, the Plan Administrator will consider null and void the request for any optional cash investment associated with insufficient funds and will immediately remove any shares already credited to your account in anticipation of receiving those funds. The foregoing fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

No interest is paid on your payment pending its investment in shares of our Class A common stock. During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States, or (ii) obligations fully guaranteed by the United States. The Plan Administrator will retain any investment income from such investments and will bear the risk of loss from such investments.

14.	When will shares be purchased?

Initial and Optional Cash Investments up to and including $25,000. If the Plan Administrator acquires shares directly from us, then the Cash Purchase Investment Date for cash investments up to and including $25,000 will be on the last NYSE trading day of each month, which we refer to as the “Cash Purchase Investment Date.” If the Plan Administrator acquires shares from parties other than us, it will attempt to buy shares of our Class A common stock in the open market through a registered broker-dealer or privately negotiated transaction. Such purchases will begin on the Cash Purchase Investment Date, and will be completed no later than thirty-five (35) days following such date, except where completion at a later date is necessary or advisable under any applicable U.S. federal or state securities laws or regulations.

Initial and Optional Cash Investments in Excess of $25,000. The investment dates for optional cash investments in excess of $25,000 per month are discussed in Questions 16 and 17.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the Plan.

15.	What are the minimum and maximum amounts for optional cash investments under the Plan?

Optional cash investments are subject to a monthly minimum purchase requirement of $100 and a maximum purchase limit of $25,000. In certain instances, however, we may, in our sole discretion, permit optional cash investments that exceed the $25,000 maximum. Any optional cash purchase that is less or more than the permitted investment amounts will be returned to you without interest. Please see Questions 16 and 17 for more detailed information on optional cash investments in excess of $25,000.

For purposes of the Plan, we may aggregate all dividend reinvestments and optional cash investments for participants with more than one account using the same name, address, social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, we may limit their participation to only one Plan account. In addition, all Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined, in our sole discretion, that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

16.	How do I make an optional cash investment over the maximum monthly amount under the Plan?

Optional cash investments in excess of $25,000 per month may be made only if we have decided to consider approving requests for waiver in any given month and only pursuant to requests for waiver that we have approved in writing. For each month, the “Shareholders” section of our website (www.digitalbridge.com) will provide one of the three following sets of information regarding optional cash investments made pursuant to requests for waiver:

•	that we will not be considering approving optional cash investments made pursuant to requests for waiver in a given month;

•	that we will consider approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide relevant information, such as the Pricing Period; the Threshold Price, if any; the Waiver Discount (as defined below), if any; and whether or not the Pricing Period Extension Feature (as defined below) or Continuous Settlement Feature (as defined below) will be activated; or

•	that we have not yet determined whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in a given month. If this is the case, we will provide a date later in the month when our website will provide information regarding whether or not we will be considering approving optional cash investments made pursuant to requests for waiver in that month.

Requests for waiver forms, which can be obtained on the “Shareholders” section of our website (www.digitalbridge.com) and on the Plan Administrator’s website (www.astfinancial.com), should be completed and sent to us by facsimile at (310) 282-8808 no later than 2:00 p.m. Eastern Time, on the third business day prior to the first trading day of the Pricing Period. We will respond to each request for waiver by the close of business (5:00 p.m. Eastern Time) on the second business day prior to the first trading day of the Pricing Period. Unless we agree otherwise, no later than the first business day prior to the first day of the Pricing Period, the Plan Administrator must receive good funds by check, electronic funds transfer or wire transfer as directed on the request for waiver form, which must be approved by us.

We have the sole discretion to approve or reject any requests for waiver during any given month. In deciding whether to approve requests for waiver, we will consider relevant factors, including, but not limited to, whether the Plan Administrator is then acquiring shares directly from us or acquiring shares in the open market or in privately negotiated transactions, our need for additional funds, the attractiveness of obtaining such additional funds through the sale of shares of our Class A common stock through the Plan as compared to other sources of funds, the purchase price likely to apply to any sale of shares of our Class A common stock under the Plan, the applicant submitting the request, the extent and nature of such applicant’s prior participation in the Plan, the number of shares of our Class A common stock held by such applicant, the Pricing Period, and the aggregate amount of optional cash investments for which requests for waiver have been submitted by all applicants. If such requests for waiver are submitted for any particular month for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests for waiver in order of receipt, pro rata or by any other method that we, in our sole discretion, determine to be appropriate.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash investments in excess of $25,000 made by one or more participants in the Plan or new investors, at any time and from time to time, prior to the granting of any request for waiver.

17.	What additional provisions apply to optional cash investments made pursuant to an approved request for waiver?

Pricing Period. In any month in which we decide to consider approving requests for waiver, we will specify a pricing period, which we refer to as the “Pricing Period,” that will consist of a number of separate days during which shares of our Class A common stock trade on the NYSE. An equal proportion of your optional cash investment pursuant to an approved request for waiver will be invested on each trading day during such Pricing Period, subject to the qualifications listed below. We will specify the Pricing Period (i.e., the date on which the Pricing Period will begin and end) for a given month under the “Shareholders” section of our website (www.digitalbridge.com). In any month in which we decide to consider approving requests for waiver, there will be only one Pricing Period in that month.

In addition, we may elect to activate for any particular Pricing Period a pricing period extension feature that will provide that the Pricing Period will be extended by the number of trading days that the Threshold Price (described below) is not satisfied, or on which there are no trades of our Class A common stock reported on the NYSE, subject to a maximum extension of five trading days. We refer to this feature as the “Pricing Period Extension Feature.” If we elect to activate the Pricing Period Extension Feature and the Threshold Price is satisfied for any additional trading day that has been added to such Pricing Period, that day will be included as one of the trading days for the Pricing Period in lieu of the day on which the Threshold Price was not met or trades of our Class A common stock were not reported. For example, if the Pricing Period is 10 trading days, and the Threshold Price is not satisfied for three out of those 10 trading days in the Pricing Period, and we had previously announced at the time of the request for waiver approval that the Pricing Period Extension Feature was activated, then the Pricing Period will automatically be extended, and if the Threshold Price is satisfied on the next three trading days (or a subset thereof), then funds will be invested on those three trading days (or a subset thereof) in lieu of the three days during the Pricing Period on which the Threshold Price was not met. As a result, because there were 10 trading days during the initial and extended Pricing Period on which the Threshold Price was satisfied, all of the optional cash investments pursuant to requests for waiver will be invested in that month.

Threshold Price. In any month in which we decide to consider approving requests for waiver, we may establish a minimum purchase price per share of our Class A common stock, which we refer to as the “Threshold Price,” applicable to shares purchased pursuant to any requests for waiver that we approve in that month. We will establish any Threshold Price in our sole discretion after a review of current market conditions, the level of participation in the Plan and our need for additional funds. The Threshold Price will be a stated dollar amount that the volume-weighted average sales prices per share of our Class A common stock as reported on the NYSE for each trading day of the Pricing Period in any approved request for waiver must equal or exceed. We will exclude from the Pricing Period and from the determination of the purchase price all optional cash investments made pursuant to approved requests for waiver during such Pricing Period any trading day within such Pricing Period for which the Threshold Price is not satisfied, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. For each trading day of the relevant Pricing Period on which the Threshold Price is not satisfied, the Plan Administrator will return a pro rata portion of the participant’s investment funds to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. Thus, for example, if the Threshold Price is not satisfied for three trading days out of a 12-day Pricing Period, then three-twelfths (i.e., 25%) of the participant’s investment funds will be returned to the participant without interest, unless such Threshold Price is met on a subsequent trading day during an extension of the Pricing Period. A “trading day” means any day on which shares of our Class A common stock trade on the NYSE.

Waiver Discount. In any month in which we decide to consider approving requests for waiver, we may establish a discount rate, which we refer to as a “Waiver Discount,” applicable to shares of our Class A common stock purchased pursuant to any requests for waiver that we approve in that month. The Waiver Discount will range from 0% to 5% and is subject to change for future Pricing Periods or complete discontinuance, in our sole discretion, without prior notice to applicants, after a review of current market conditions, the level of participation in the Plan, and our current and projected capital needs. The Waiver Discount will apply uniformly to all optional cash investments made pursuant to all approved requests for waiver for a particular Pricing Period.

Settlement. Shares of our Class A common stock purchased pursuant to requests for waiver will be posted to your Plan account within three business days following the end of the Pricing Period. Alternatively, in the case where shares of our Class A common stock will be purchased directly from us pursuant to requests for waiver, we may elect to activate a continuous settlement feature, which we refer to as the “Continuous Settlement Feature,” pursuant to which shares of our Class A common stock will be posted to your Plan account within three business days following each separate trading day beginning on the first trading day in the Pricing Period and ending on the final trading day in the Pricing Period, with an equal amount of funds being invested on each trading day, subject to the qualifications set forth above. We will state in any approved request for waiver whether we have elected to activate the Continuous Settlement Feature for such Pricing Period.

CLASS A COMMON STOCK PURCHASES

18.	What is the source of shares to be purchased under the Plan?

All dividends reinvested through the Plan and all optional cash investments will be used to purchase either newly issued shares directly from us, shares on the open market or in privately negotiated transactions with third parties, at our discretion. Shares purchased directly from us will consist of authorized but unissued shares of Class A common stock. We may change the source of the Class A common stock for the Plan, in our sole discretion, without providing you notice that we are doing so.

19.	At what price will shares be purchased?

With respect to cash dividend reinvestment purchases:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Dividend Reinvestment Date, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all dividend reinvestments by participants on any given Dividend Reinvestment Date.

With respect to optional cash investments of $25,000 or less:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on the Cash Purchase Investment Date (as defined below), subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. You will not be charged any fees or commissions with respect to such purchases. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for all the shares purchased in connection with such purchases, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion. Any discount rate will apply uniformly to all optional cash investments of $25,000 or less by participants on any given Cash Purchase Investment Date.

With respect to optional cash investments in excess of $25,000 made pursuant to requests for waiver:

•	If the shares of our Class A common stock are purchased directly from us, the purchase price will be the volume-weighted average sales price per share reported on the NYSE on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period. You will not be charged any fees or commissions with respect to such purchases.

•	If the shares of our Class A common stock are purchased in the open market or in privately negotiated transactions, the purchase price will be the weighted average price paid per share for the shares purchased on each trading day during the relevant Pricing Period, subject to any discount rate (ranging from 0% to 5%) as we shall determine in our sole discretion, which will apply uniformly to all optional cash investments pursuant to requests for waiver for a particular Pricing Period.

Dividend reinvestments and optional cash purchases will be treated as separate and distinct transactions. Accordingly, to the extent that dividend reinvestments and optional cash purchases occur on the same trading day or days, it is possible that the price at which shares of our Class A common stock are acquired pursuant to dividend reinvestments may differ from the price at which shares of our Class A common stock are acquired pursuant to optional cash purchases. In addition, if dividend reinvestments and optional cash purchases occur concurrently or close in time to one another, the price at which our shares are acquired under the Plan could be higher as a result of such transactions, which could result in Plan participants receiving fewer shares in connection with dividend reinvestments and/or optional cash purchases than might otherwise be the case.

We may in the future, at our sole discretion, offer a discount of up to 5% of the market price, as calculated as set forth herein, on purchases of Class A common stock under the Plan. We are not required to sell shares issued by us at a discount to the Plan or to pay a discount with respect to shares purchased by the Plan Administrator in the open market. We are not initially anticipating offering shares at a discount or discounting the purchase price of our shares under the Plan. If we implement discounts on any feature of the Plan, any such discounts will be made at our sole discretion; and the discount rate we may offer will be subject to change or discontinuance at our discretion and without prior notice to participants in the Plan. The discount rate, if any, will be determined by us from time to time based on a review of current market conditions, the level of participation in the Plan, our current and projected capital needs and other factors that we deem to be relevant. To find out whether we are offering discounts under the Plan you may check the “Shareholders” section of our website (www.digitalbridge.com) to determine if we are offering any such discounts.

Please see Question 28 for a summary of Plan fees and commissions.

20.	Are there any other limits on the purchase of shares of Class A common stock under the Plan?

Our charter contains certain restrictions on ownership and transfer that are no longer operative following our determination not to maintain our status as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 2022.

STOCK CERTIFICATES AND SAFEKEEPING

21.	Will I receive certificates for shares purchased through the Plan?

Normally, Class A common stock purchased for you under the Plan will be held in the name of the Plan Administrator or its nominee. The Plan Administrator will credit the shares to your Plan account in “book-entry” form. This service protects against loss, theft or destruction of certificates evidencing Class A common stock.

22.	Can I get certificates if I want them?

No certificates will be issued to you for shares in the Plan unless you submit a written request to the Plan Administrator or until your participation in the Plan is terminated. At any time, you may request the Plan Administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the Plan Administrator at the address set forth in the answer to Question 4 or made via the internet at www.astfinancial.com. There is no fee for this service. Any remaining whole shares and any fractions of shares will remain credited to your Plan account. Certificates for fractional shares will not be issued under any circumstances.

23.	May I deposit stock certificates I currently hold into my Plan account for safekeeping?

You may also elect to deposit with the Plan Administrator certificates for other Class A common stock that you own and that are registered in your name for safekeeping under the plan for a fee of $7.50 payable each time you deposit certificates with the Plan Administrator. The Plan Administrator will credit the Class A common stock represented by the certificates to your account in “book-entry” form and will combine the shares with any whole and fractional shares then held in your Plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell shares of Class A common stock through the Plan. Because you bear the risk of loss in sending certificates to the Plan Administrator, you should send certificates by registered mail, return receipt requested, and properly insured for 3% of the total value of the shares to the address specified in Question 4 above.

24.	In whose name will certificates be registered when issued?

Your Plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the Plan. Stock certificates for those shares purchased under the Plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE AND TRANSFER OF SHARES

25.	How can I transfer or give gifts of shares?

You may transfer or give gifts of Class A common stock to anyone you choose (subject to any restrictions set forth in our Articles of Incorporation, as amended from time to time, and restrictions imposed by U.S. federal and state securities laws) by contacting the Plan Administrator. Transfers may be made in book-entry form, or a certificate may be issued and sent to the new owner. You can transfer to a person who already has a Plan account, or you can set up a new Plan account if the person does not have one.

To perform the transfer, send a written letter of instruction to the Plan Administrator setting forth the full registration name and address of the new participant, as well as the social security number of the new participant. The letter should indicate the number of shares (full and fractional, if any) which should be transferred to the new participant. All individuals listed in the account registration must sign the instructions. The signatures must be guaranteed by a bank, broker or financial institution that is a member of the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the transfer of securities is the owner of those securities. Most banks and brokers participate in the Medallion Signature Guarantee program.

If you need additional assistance regarding the transfer of your shares, please telephone the Plan Administrator. You also may find information and obtain forms on the Plan Administrator’s website at www.astfinancial.com.

You may not pledge any shares of our Class A common stock held in your Plan account as collateral for a loan or other obligation. If you wish to pledge shares of our Class A common stock held in your Plan account, you first must withdraw the number of shares you propose to pledge from your Plan account and request a physical certificate for that number of shares. Your request must be submitted in writing to the Plan Administrator.

26.	How can I sell shares?

You may instruct the Plan Administrator to sell all or any part of the shares held in your Plan account by doing any of the following:

•	access the Plan Administrator’s website at www.astfinancial.com. Select “Shareholder Account Access.” You will be prompted to enter your ten digit account number (provided to you on your account statement) and your social security number (or PIN number, if you do not have a social security number). From the left toolbar, select “Sell. D/R Shares;”

•	call (800) 937-5449 to access the Plan Administrator’s automated telephone system; or

•	complete and sign the tear-off portion of your account statement or purchase confirmation and mail the instructions to the Plan Administrator.

If there is more than one individual owner on the Plan account, all participants must authorize the transaction and sign the instruction. As with purchases, the Plan Administrator aggregates all requests to sell shares and then sells the total share amount on the open market through a broker. Sales will be made daily. The Plan Administrator may, at its discretion, sell shares less frequently (but not later than five trading days after receipt) if the total number of the shares to be sold is not sufficient.

If you sell or transfer only a portion of the shares in your Plan account, you will remain a participant in the Plan and may continue to make optional cash investments and reinvest dividends. The Plan Administrator will continue to reinvest the dividends on the shares credited to your account unless you notify the Plan Administrator that you wish to withdraw from the Plan.

The Plan requires you to pay all costs associated with the sale of your shares under the Plan. You will receive the proceeds of the sale, less a $15 service fee per transaction and a $0.10 per share commission paid to the Plan Administrator and less any other applicable fees by check along with a Form 1099-B for income tax purposes (generally within four days following the sale).

Termination of Account Upon Sale of All Shares. If the Plan Administrator sells all shares held in your Plan account, the Plan Administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the Plan.

Timing and Control. Because the Plan Administrator will sell the shares on behalf of the Plan, neither we nor any participant in the Plan have the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of our shares. That is, if you send in a request to sell shares, it is possible that the market price of our shares could go down or up before the broker sells your shares and the per share sales price you receive will be the average price of all shares sold for Plan participants with respect to that sale date. In addition, you will not earn interest on a sales transaction.

The price of our Class A common stock fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your shares of our Class A common stock. The price risk will be borne solely by you. You cannot revoke your request to sell once it is made.

TERMINATION OF PARTICIPATION

27.	How do I terminate my participation?

You may discontinue the reinvestment of your dividends at any time by notifying the Plan Administrator in writing at its mailing address or via its internet address specified in the answer to Question 4. To be effective for any given dividend payment, the Plan Administrator must receive notice three business days before the Dividend Reinvestment Date for such dividend payment. If the request to terminate participation is received less than three business days before the Dividend Reinvestment Date, than that dividend will be reinvested. After the Plan Administrator terminates your account, future dividends will be paid out in cash on all balances. Upon termination of your Plan account, you will receive a certificate for the whole shares held for you under the Plan free of charge. A cash payment will be made for any fractional shares held in your account at the time of termination based on the current market value less any applicable sales fees. Alternatively, if you so direct, the Plan Administrator will sell all or part of the shares credited to your Plan account by using the transaction stub on the bottom of your statement and mailing it to the address listed in Question 4. You may also make this request via the Plan Administrator’s internet site at www.astfinancial.com.

FEES AND COMMISSIONS

28.	What are the costs of participating in the Plan?

You will not pay any trading fees, brokerage commissions or service fees on Class A common stock purchased directly from us through the Plan or in connection with any dividend reinvestment transactions (regardless of whether the shares are acquired directly from us, in the open market or in privately-negotiated transactions). You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our Class A common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the Plan. We will pay all costs of administration of the Plan. Please refer to the following tabular summary of Plan fees and commissions for more information regarding the current costs of participating in the Plan:

Summary of Fees and Commissions

Enrollment fee for new investors:	None
Purchase of shares from the Company:	None
Purchase of shares in the open market or in privately negotiated transactions:	$0.05 per share
Dividend reinvestment:	2% up to a maximum of $5.00
Optional cash payment:	$2.50 per transaction
Sale of shares (partial or full):	$15.00 per transaction
Trading fees (applicable when shares are sold in the open market):	$0.10 per share
Termination fee:	$15.00 per transaction
Gift or transfer of shares:	None
Deposit of stock certificates:	$7.50 per deposit
Issuance of share certificates:	None
Returned checks for insufficient funds or rejected automatic withdrawals:	$25.00
Duplicate statements:	$25.00 (current year free)

The Administrator will deduct the applicable fees or commissions from funds available to purchase shares or from the proceeds from a sale.

We and the Administrator reserve the right to amend or modify this plan service fee schedule at any time and from time to time.

REPORTS AND NOTICES TO PARTICIPANTS

29.	How will I keep track of my investments?

The Plan Administrator will mail Plan statements after each dividend. In addition, an advice will be mailed to you after each purchase, which advice will include the number of shares purchased and the purchase price. You may also view your transaction history online by logging into your account. Details available online include stock price, commission paid, and transaction type and date.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the Plan. In addition, you will receive copies of other communications sent to our stockholders, including our annual report to stockholders, the notice of annual meeting and proxy statement in connection with our annual meeting of stockholders and Internal Revenue Service information for reporting dividends paid.

You can also view your account history and balance online by accessing the Plan Administrator’s website at www.astfinancial.com.

30.	Where will notices be sent?

The Plan Administrator will address all of its notices to you at your last known address. You should notify the Plan Administrator promptly, in writing, of any change of address.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

31.	What are some of the U.S. federal income tax consequences of a stockholder’s participation in the Plan?

A summary of the tax consequences to participants in the Plan is set forth below in the section titled “Supplemental Material U.S. Federal Income Tax Considerations” and in the section titled “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares of Class A common stock acquired pursuant to the Plan.

32.	What are the effects of the U.S. federal income tax withholding provisions applicable to stockholders?

A summary of the effects of the U.S. federal income tax withholding provisions applicable to stockholders is set forth below in the section titled “Supplemental Material U.S. Federal Income Tax Considerations—Effect of Withholding Requirements” and in the section titled “Material U.S. Federal Income Tax Considerations—Information Reporting Requirements and Backup Withholding; Shares Held Offshore” in the accompanying prospectus.

OTHER INFORMATION

33.	How can I vote my shares?

You will receive proxy material for all shares in your Plan account. You may vote your shares of Class A common stock either by designating the vote of the shares by proxy or by voting the shares in person at the meeting of stockholders. The proxy will be voted in accordance with your direction. If you do not provide voting instructions but timely and properly submit your proxy, all of your shares will be voted in accordance with the resolutions of the board of directors. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted unless you vote in person at the meeting of stockholders.

34.	If we have a rights offering related to the Class A common stock, how will a stockholder’s entitlement be computed?

Your entitlement in a rights offering related to the Class A common stock will be based upon the number of whole shares credited to your Plan account. Rights based on a fraction of a share credited to your Plan account will be sold for that account and the net proceeds will be invested as an optional cash investment on the next Cash Purchase Investment Date. In the event of a rights offering, transaction processing may be curtailed or suspended by the Plan Administrator for a short period of time following the dividend record date for such action to permit the Plan Administrator to calculate the rights allocable to each account.

Transaction processing may be curtailed or suspended until the completion of any rights offering.

35.	What happens if we declare a dividend payable in stock or declare a stock split?

Stock Dividends and Stock Splits. If dividends are paid in the form of shares of our Class A common stock, or if shares of our Class A common stock are distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of shares of our Class A common stock paid or distributed. You will receive a statement indicating the number of shares or amount of cash dividends paid as a result of the transaction. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

Other Capitalization Changes. If there occurs any other transaction that results in the number of outstanding shares of our Class A common stock being increased or decreased, such as a recapitalization, reclassification, reverse stock split or other combination of shares of our Class A common stock, or other increase or decrease in shares of our Class A common stock effectuated without receipt of consideration by us, each account balance will be adjusted to reflect the results of such transaction. You will receive a statement indicating the effects of such transaction on your account balance.

36.	Can the Plan be amended, modified, suspended or terminated?

We reserve the right to amend, modify, suspend or terminate the Plan at any time in our sole discretion. You will receive written notice of any material amendment, modification, suspension or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan in our discretion.

If we terminate the Plan, you will receive a certificate for all whole shares of Class A common stock held in your Plan account and a check representing the value of any fractional shares based on the then-current market price. We also will return to you any uninvested dividends or optional cash payments held in your Plan account.

We reserve the right to terminate AST as Plan Administrator and appoint another institution to serve as Plan Administrator, or to administer the Plan ourselves. All participants will receive notice of any such change, which may be by e-mail to participants electing to receive communications electronically of any such change.

37.	Are there any risks associated with the Plan?

Your investment in the Plan is no different from any investment in shares of our Class A common stock held by you. If you choose to participate in the Plan, then you should recognize that none of us, our subsidiaries and affiliates, nor the Plan Administrator can assure you of a profit or protect you against loss on the shares that you purchase under the Plan. You bear the risk of loss in value and enjoy the benefits of gains with respect to all of your shares. You need to make your own independent investment and participation decisions consistent with your situation and needs. None of us, our subsidiaries and affiliates, nor the Plan Administrator can guarantee liquidity in the markets, and the value and marketability of your shares may be adversely affected by market conditions. For more information regarding risks relating to an investment in shares of our Class A common stock, see “Risk Factors” in the accompanying prospectus, and in the other reports we have filed with the Securities and Exchange Commission.

Plan accounts are not insured or protected by the Securities Investor Protection Corporation or any other entity and are not guaranteed by the FDIC or any government agency. Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany each investment or activity.

In addition, the purchase price for shares acquired through the Plan will vary and cannot be predicted. The purchase price may be different from (more or less than) the price of acquiring shares on the open market on the related Dividend Reinvestment Date. Your investment in Plan shares will be exposed to changes in market conditions and changes in the market value of the shares. Your ability to sell—both as to timing and pricing terms and related expenses—or otherwise liquidate shares under the Plan is subject to the terms of the Plan and the withdrawal procedures. Also, no interest will be paid on dividends, cash or other funds held by the Plan Administrator pending investment.

38.	What are the responsibilities of DigitalBridge Group, Inc. and the Plan Administrator?

Neither we, our subsidiaries, our affiliates, nor the Plan Administrator will be liable for any act, or for any failure to act, as long as we or they have made good faith efforts to carry out the terms of the Plan, as described in this prospectus supplement and on the forms that are designed to accompany each investment or activity. This limitation of liability includes, but is not limited to, any claims of liability for:

•	failure to terminate an account upon the death of a participant before receiving written notice of such death and a request to terminate participation from a qualified representative of the deceased;

•	failure by a participant to receive communications regarding the Plan, when the participant fails to update changes to the address or e-mail address on file with the Plan Administrator;

•	purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or

•	any fluctuation in the market value of a participant’s Plan Shares after any purchase or sale of shares.

We, any of our agents and the Plan Administrator, will not have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or as imposed by applicable laws, including U.S. federal and state securities laws. Since the Plan Administrator has assumed all responsibility for administering the Plan, we specifically disclaim any responsibility for any of the Plan Administrator’s actions or inactions in connection with the administration of the Plan. None of our directors, officers, employees or stockholders will have any personal liability under the Plan.

We, any of our agents and the Plan Administrator, will be entitled to rely on completed forms and the proof of due authority to participate in the Plan, without further responsibility of investigation or inquiry.

The payment of dividends is at the discretion of our board of directors and will depend upon future earnings, our financial condition and other factors. The board of directors may change the amount and timing of dividends at any time without notice.

39.	How will you interpret and regulate the Plan?

Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. We reserve the right to interpret and regulate the Plan as we deem necessary and desirable in connection with the Plan’s operations. Any such determination by us will be conclusive and binding on Plan participants.

40.	What law governs the Plan?

The laws of the State of Maryland govern the Plan.

USE OF PROCEEDS

We will receive proceeds from the sale of shares of our Class A common stock that the Plan Administrator purchases directly from us on behalf of the Plan. We will not receive proceeds from the sale of our Class A common stock that the Plan Administrator purchases in the open market or in privately negotiated transactions. We intend to use the net proceeds from the sale of such shares of our Class A common stock issued under the Plan for general corporate purposes, including acquiring target assets and repaying indebtedness. Since the price of the Class A common stock offered under the Plan is based on future market prices, we are unable to make an advance determination of the price at which shares of our Class A common stock will be sold to Plan participants, the proceeds of such sale or the number of shares of Class A common stock that will be sold directly by us under the Plan.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases shares of our Class A common stock in the open market or in privately negotiated transactions, we will sell directly to you through the Plan Administrator the shares of our Class A common stock acquired under the Plan. The shares of our Class A common stock, including shares acquired pursuant to requests for waiver, may be resold in market transactions on any national securities exchange on which Class A common stock trades or is quoted or in privately negotiated transactions. Our Class A common stock currently is listed on the NYSE. Pursuant to the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. Persons who acquire shares of our Class A common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant under the Plan, nor will we enter into any agreement with any such person regarding such person’s purchase of such shares or any resale of distribution thereof. Under some circumstances, we may, however, approve requests for optional cash investments by such person in excess of the allowable maximum limitations. If such requests are submitted for any Cash Purchase Investment Date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro-rata or by any other method which we determine to be appropriate.

In connection with optional cash investments in which the Plan Administrator purchases shares of our Class A common stock in the open market or in privately-negotiated transactions, you will not be charged any fees or commissions with respect to such purchases. You also will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal from the Plan.

This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any Class A common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

SUPPLEMENTAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion of the tax considerations relating to the ownership and disposition of our Class A common stock as described in the accompanying prospectus under the title “Material U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as set forth in the discussion under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus as if discussion was set forth in this prospectus supplement.

General

We plan to offer stockholders and prospective stockholders the opportunity to participate in the Plan. Although we do not initially anticipate offering our Class A common stock at a discount or discounting the purchase price of our Class A common stock under the Plan, in the future, at our sole discretion, Class A common stock acquired from us, in the open market or in privately negotiated transactions pursuant to the Plan may be acquired at a discount as determined and set by us from time to time, ranging from 0% to 5%.

Amounts Treated as a Distribution

Generally, a Plan participant will be treated as having received a distribution with respect to our Class A common stock for U.S. federal income tax purposes in an amount determined as described below:

•	A stockholder who participates in either the Full or Partial Dividend Reinvestment investment options under the Plan and whose dividends are reinvested in shares of our Class A common stock that are purchased directly from us, purchased in the open market, or purchased through privately negotiated transactions, will be treated for U.S. federal income tax purposes as having received (and will receive a Form 1099-DIV reporting) a distribution from us with respect to our Class A common stock equal to the fair market value of our Class A common stock credited to the stockholder’s Plan account (plus any applicable sales or brokerage fees we pay on your behalf) on the date the dividends are reinvested. The amount of the distribution deemed received (and that will be reported on the Form 1099-DIV received by the stockholder) may exceed the amount of the cash dividend that was reinvested due to a discount that may be offered on the purchase price of the Class A common stock purchased.

•	A stockholder who participates in the optional cash investment and dividend reinvestment features of the Plan and who purchases Class A common stock at a discount through the optional cash investment feature will be treated for U.S. federal income tax purposes as having received a distribution from us with respect to its Class A common stock equal to the fair market value of our Class A common stock credited to the stockholder’s Plan account on the date the stock is purchased (plus any applicable sales or brokerage fees we pay on your behalf) less the amount paid by the stockholder for our Class A common stock. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash investments in our Class A common stock made through the Plan.

•	Although the tax treatment with respect to a stockholder who participates only in the optional cash investment feature of the Plan and does not participate in either the Full or Partial Dividend Reinvestment investment options under the Plan is not entirely clear, if a discount is offered, we will report the discount as a distribution to the stockholder on Form 1099-DIV. Stockholders are urged to consult with their tax advisor regarding the tax treatment if only participating in the optional cash investment feature of the Plan and not participating in either the Full or Partial Dividend Reinvestment investment options under the Plan

•	Newly enrolled participants who are making their initial investment in our Class A common stock through the optional cash investment feature of the Plan and therefore are not currently our stockholders should not be treated as receiving a distribution from us, even if a discount is offered. Stockholders are urged to consult with their tax advisor regarding the tax treatment to them of receiving a discount on cash purchases of our Class A common stock made through the Plan.

•	You will not pay any trading fees, brokerage commissions or service fees on Class A common stock purchased directly from us through the Plan. You will, however, be responsible for any trading fees, brokerage commissions or service fees paid in connection with the purchase of shares of our Class A common stock in the open market or in privately negotiated transactions or in connection with your sale of shares from the Plan. We will pay all costs of administration of the Plan. Thus, it is possible that the IRS might view your share of the administrative costs as constituting a taxable distribution to you and/or a distribution which reduces the basis in your shares. For this and other reasons, we may in the future take a different position with respect to these costs.

In the situations described above, a stockholder will be treated as receiving a distribution from us even though no cash distribution is actually received. These distributions will be taxable in the same manner as all other distributions paid by us, as described in the accompanying prospectus under the section titled “Material U.S. Federal Income Tax Considerations—Taxation of Ownership and Disposition of Stock.”

Basis and Holding Period in Shares Acquired Pursuant to the Plan

Subject to the discussion below regarding the “average basis method,” the tax basis for our Class A common stock acquired by reinvesting cash distributions through the Plan generally will equal the fair market value of our Class A common stock on the date of distribution (plus the amount of any brokerage fees paid by the stockholder). Accordingly, if we offer a discount on the purchase price of our Class A common stock purchased with reinvested cash distributions, the tax basis in our Class A common stock would include the amount of any discount. The holding period for our Class A common stock acquired by reinvesting cash distributions will begin on the day following the date of distribution.

Subject to the discussion below regarding the “average basis method,” the tax basis in our Class A common stock acquired through the optional cash investment generally will equal the cost paid by the participant in acquiring our Class A common stock, including any brokerage fees paid by the stockholder. If we offer a discount on the purchase price of our Class A common stock purchased by making an optional cash investment, then the tax basis in those shares of Class A common stock also would include any amounts taxed as a dividend. The holding period for our Class A common stock purchased through the optional cash investment feature of the Plan generally will begin on the day our shares of Class A common stock are purchased for the participant’s account.

Absent an election to the contrary from you, the Plan Administrator intends to use the “FIFO” method (as defined in applicable Treasury Regulations) for shares of our Class A common stock acquired by or for you under the Plan. The FIFO method of computing tax basis will apply to shares acquired by or for you under the Plan, except to the extent you provide notice to the Plan Administrator that you elect to use the average basis method of computing the tax basis of your shares under the Plan or another permitted method. The Plan complies with Treasury Regulations, which generally allow taxpayers to elect to use the average basis method with respect to shares of stock acquired in connection with a dividend reinvestment plan if the plan requires the reinvestment of at least 10% of every dividend. As a result, you may make an election to use the average basis method of determining such tax basis at any time, and such method will apply to all dispositions of shares under the Plan following such election. You should consult your tax advisor regarding the average basis method and the elections that are appropriate for you.

Methods of determining the tax basis of our Class A common stock purchased with reinvested cash distributions other than the “average basis method” and the “FIFO” method may be available. You should contact the Plan Administrator and consult your tax advisor regarding the appropriate basis method and the elections that are appropriate for you.

Deposit, Withdrawal or Sale of Shares from the Plan

You generally will not recognize any taxable income or any gain or loss for U.S. federal income tax purposes when you deposit shares into your Plan account or when whole shares are withdrawn from your Plan account, either upon request for withdrawal by you, upon termination of your participation in the Plan or upon termination of the Plan by us. You will, however, generally recognize capital gain or loss when you receive cash payments for fractional shares credited to your account upon your withdrawal from the Plan, upon termination of your participation in the Plan or upon the Plan’s termination. You will also generally recognize capital gain or loss when shares of Class A common stock acquired under the Plan (including fractions of a share) are sold by the Plan Administrator or by you after withdrawal of the shares from the Plan. The amount of such gain or loss will be equal to the difference (if any) between the amount you realize for your shares (or fractional shares) and your adjusted tax basis in the shares. Whether the capital gain is long-term or short-term will depend on your holding period of the shares (or fractional shares). In general, any capital gain or loss will be long-term if your holding period for the shares (or fractional shares) is more than one year and will be short-term if your holding period is one year or less. Your holding period for shares of Class A common stock acquired pursuant to the Plan generally begins on the day following the date the shares are credited to your account. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. You should consult your tax advisor as to the consequences of a sale of our shares in view of your particular circumstances.

Effect of Withholding Requirements

Withholding requirements generally applicable to distributions from us will apply to all amounts treated as distributions pursuant to the Plan. See “Material U.S. Federal Income Tax Considerations—Information Reporting Requirements and Backup Withholding; Shares Held Offshore” in the accompanying prospectus for a discussion of the withholding requirements that apply to other distributions that we pay. All required withholding amounts will be withheld from distributions before the distributions are reinvested under the Plan. Therefore, if a stockholder is subject to withholding, distributions which would otherwise be available for reinvestment under the Plan will be reduced by the withholding amount. In the case of any withholding described above, the amount of the tax withheld will be included in the participant’s income from distributions for U.S. federal income tax purposes. We will not pay any additional amounts to participants in respect of any amounts withheld, including pursuant to FATCA.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	Shares of our Class A common stock, par value $0.04 per share;
•	Shares of our preferred stock, par value $0.01 per share;
•	Depositary shares representing our preferred stock;
•	Warrants to purchase our Class A common stock, preferred stock or depositary shares representing preferred stock; and
•	Rights to purchase our Class A common stock

We refer to our Class A common stock, preferred stock, depositary shares, warrants and rights collectively as the “securities.”

The selling stockholders may offer and sell Class A common stock from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus.

We or any of the selling stockholders will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we or the selling stockholders are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. In addition, the selling stockholders may offer our Class A common stock directly to investors, though agents designated from time to time by the selling stockholders, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 32. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “DBRG”. On March 31, 2023, the last reported sale price of our Class A common stock on the NYSE was $11.98 per share. Our Series H preferred stock is listed under the symbol “DBRG.PRH,” our Series I preferred stock is listed under the symbol “DBRG.PRI” and our Series J preferred stock is listed under the symbol “DBRG.PRJ” in each case on the NYSE. Our principal executive offices are located at 750 Park of Commerce Drive, Suite 210, Boca Raton, Florida 33487, and our telephone number is (561) 570-4644.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated April 3, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. Each time the selling stockholders to be named in a supplement to this prospectus offer our Class A common stock, they will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information provided or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “DigitalBridge,” “the Company,” “we,” “us,” “our” or “our company” are to, collectively, DigitalBridge Group, Inc., a Maryland corporation, and all of our subsidiaries included in our consolidated financial statements. References in this prospectus to “Operating Company” are to the Company’s operating company, DigitalBridge Operating Company, LLC, a Delaware limited liability company.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Securities Exchange Act, as amended, or the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.digitalbridge.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2022;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2022 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);
•	the description of our Class A common stock under the caption “Description of Colony NorthStar Capital Stock” included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016, as updated by Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2022 and including any other amendments or reports filed for the purpose of updating such descriptions;
•	the descriptions of our Series H preferred stock included in our Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016;
•	the description of our Series I preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed with the SEC on June 5, 2017; and
•	the description of our Series J preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed with the SEC on September 22, 2017.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of any of these filings by contacting DigitalBridge Group, Inc. as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:

DigitalBridge Group, Inc.

750 Park of Commerce Drive, Suite 210

Boca Raton, Florida 33487

(561) 570-4644

Attn: Investor Communications

Website: www.digitalbridge.com

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend such statements to be covered by the safe harbor provisions contained therein. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this contained in this prospectus and the documents incorporated by reference herein reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	our ability to grow our business by raising capital for our funds and the companies that we manage;

•	our position as an owner and investment manager of digital infrastructure and our ability to manage any related conflicts of interest;

•	adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession;

•	our exposure to business risks in Europe, Asia and other foreign markets;

•	our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all;

•	the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption;

•	the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services;

•	our ability to increase assets under management and expand our existing and new investment strategies;

•	our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively;

•	our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•	our ability to deploy capital into new investments consistent with our investment management strategies;

•	the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments;

•	our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products;

•	our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets;

•	the general volatility of the securities markets in which we participate;

•	the market value of our assets;

•	interest rate mismatches between our assets and any borrowings used to fund such assets;

•	effects of hedging instruments on our assets;

•	the impact of economic conditions on third parties on which we rely;

•	the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers;

•	any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims;

•	our levels of leverage;

•	the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection;

•	the impact of our transition from a real estate investment trust to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes;

•	whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated;

•	our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended;

•	changes in our board of directors or management team, and availability of qualified personnel;

•	our ability to make or maintain distributions to our stockholders; and

•	our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate.

While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. We caution investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures we make concerning risks in the section entitled “Risk Factors” beginning on page 7 of this prospectus and the risk factors set forth in our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with any risk factors contained in or incorporated by reference to this prospectus and any accompanying prospectus supplements, and in other documents that we may file from time to time in the future with the SEC.

OUR COMPANY

We are a leading global digital infrastructure investment manager, deploying and managing capital across the digital ecosystem, including data centers, cell towers, fiber networks, small cells, and edge infrastructure. Our diverse global investor base includes public and private pensions, sovereign wealth funds, asset managers, insurance companies, and endowments. At December 31, 2022, we had $53 billion of assets under management, composed of assets managed on behalf of our limited partners and our shareholders. We are headquartered in Boca Raton, Florida, with key offices in New York, Los Angeles, London, Luxembourg and Singapore, and have approximately 300 employees.

We operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended. We conduct substantially all of our activities and hold substantially all of our assets and liabilities through our Operating Company. At December 31, 2022, we owned 93% of the Operating Company, as its sole managing member.

For additional information regarding the Company and its management and business, please refer to www.digitalbridge.com.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth in the “Risk Factors” section of our most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, together with all the other information contained or incorporated by reference into this prospectus and any accompanying prospectus supplements, before making an investment decision to purchase our securities. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant part of your investment in our securities. Please also refer to the section entitled “Forward-Looking Statements” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to the Operating Company in exchange for membership interests in the Operating Company (“OP Units”). Our Operating Company intends to use the net proceeds from the sale of securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines, including investments in digital real estate and infrastructure.

We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

DESCRIPTION OF COMMON STOCK

General

Our charter provides that we may issue up to 1,250,000,000 shares of stock, consisting of 949,000,000 shares of Class A common stock, 1,000,000 shares of Class B common stock (“Class B common stock”), 50,000,000 shares of Performance common stock (“Performance common stock”), and 250,000,000 shares of preferred stock, of which: (i) 11,500,000 shares are classified as Series H preferred stock; (ii) 13,800,000 shares are classified as Series I preferred stock; and (iii) 12,650,000 shares are classified as Series J preferred stock. Under Maryland law, our stockholders generally are not liable for our debts or obligations. Our board has approved an amendment to our charter, which is subject to approval by our stockholders at our 2023 annual meeting, to decrease (i) the number of authorized shares of Class A common stock from 949,000,000 to 237,250,000, (ii) the number of authorized shares of Class B common stock from 1,000,000 to 250,000 and (iii) the number of authorized shares of Performance common stock from 50,000,000 to 12,500,000. Consistent with the foregoing, the number of overall shares of capital stock would be reduced from 1,250,000,000 to 500,000,000, inclusive of 250,000,000 authorized shares of preferred stock. Prior to or concurrently with the filing of such amendment to reduce the authorized shares, we intend to file an amendment to reduce the par value of our common stock from $0.04 to $0.01 per share.

Voting Rights of Common Stock

Except as may otherwise be specified in the terms of any class or series of shares of common stock or Performance common stock, each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to 36.5 votes on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of Class A common stock and Class B common stock will possess the exclusive voting power and will vote as a single class. There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee, unless there is a contested election, in which case directors shall be elected by a plurality of votes cast at a meeting. Holders of shares of Performance common stock are not entitled to vote, except that the consent of the holders of a majority of the shares of Performance common stock, voting as a separate class, is required for any amendment to our charter that would increase or decrease the aggregate number of shares of Performance common stock, increase or decrease the par value of the shares of Performance common stock, or alter or change the powers, preferences or special rights of the Performance common stock so as to affect them adversely.

Under the Maryland General Corporation Law, as amended (the “MGCL”), a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another form of entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by our board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these actions may be taken if declared advisable by our board of directors and approved by the vote of stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation.

Dividends, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of stock of our company, including our preferred stock, described below, holders of shares of common stock and Performance common stock are entitled to receive dividends on such shares of stock if, as and when authorized by our board, and declared by us out of assets or funds legally available therefor. Such holders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of its liquidation, dissolution or winding up or any distribution of our assets after payment or establishment of reserves or other adequate provision for all debts and liabilities of our company and any class or series of stock with preferential rights related thereto, including preferred stock. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations. If and when our board authorizes or declares a dividend or other distribution with respect to our Class A common stock, such authorization or declaration will constitute a simultaneous authorization or declaration of an equivalent dividend or other distribution with respect to each share of our Class B common stock and each share of our Performance common stock; provided, however, that dividends on shares of our Performance common stock may not exceed any dividends declared on shares of our Class A common stock at the time such dividend is made.

Holders of shares of our common stock and Performance common stock have no preference, conversion (other than as described below with respect to our Class B common stock and Performance common stock), exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any of our securities and have appraisal rights as described below. Shares of our common stock and Performance common stock will have equal dividend, liquidation and other rights.

In the event of any liquidation, dissolution or winding up of our company or any distribution of the assets of our company, each holder of common stock will be entitled to participate, together with any other class of stock not having a preference over our common stock, in the distribution of any remaining assets after payment of our debts and liabilities and distributions to holders of shares having a preference over our common stock.

Power to Reclassify Our Unissued Shares of Our Securities

Our charter authorizes our board to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of shares of our common stock or preferred stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. As a result, subject to any preferences on the preferred stock, our board could authorize the issuance of a new series or class of shares of preferred stock that have priority over the common stock with respect to dividends, distributions and rights upon liquidation and with other terms and conditions that could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for holders of shares of our common stock or otherwise might be in their best interest.

Power to Issue Additional Shares of Our Securities

We believe that the power of our board to issue additional authorized but unissued shares of our securities and to classify or reclassify unissued shares of our securities and thereafter to cause the issuance of such classified or reclassified shares of our securities will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our securities or that our stockholders might not view as being in the best interest of our stockholders.

Dissenters’ Rights

Our charter establishes certain dissenters’ rights in addition to those available to stockholders of a Maryland corporation with stock listed on a national securities exchange. The MGCL provides that a dissenting or objecting stockholder has the right to demand and receive payment of the fair value of the stockholder’s stock from a successor corporation if: (i) the corporation consolidates or merges with another corporation; (ii) the corporation’s stock is to be acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets in a transaction requiring approval of the corporation’s stockholders; (iv) the corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder’s rights, unless the right to do so is reserved in the charter of the corporation (which right is so reserved in our charter); (v) the transaction is subject to certain provisions of the Maryland Business Combination Act; or (vi) the corporation is being converted to another entity form.

The MGCL provides that, subject to a limited exception, a stockholder may not demand the fair value of the stockholder’s stock and is bound by the terms of the transaction if, among other things, the stock is listed on a national securities exchange on the record date for determining stockholders entitled to vote on the matter. Holders of shares of our Class A common stock and Class B common stock shall be entitled to exercise the rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute. In addition to the statutory rights of objecting stockholders and notwithstanding the limitations on exercising the rights of an objecting stockholder when the stock is listed on a national securities exchange, a holder of shares of our Class A common stock or Class B common stock shall have the additional right, pursuant to our charter, to demand and receive payment of the fair value of such stockholder’s shares of common stock in any merger, consolidation or statutory share exchange if the holder is required by the terms of an agreement or plan of merger, consolidation or statutory share exchange to accept for such shares anything except:

•	shares of stock of the corporation surviving or resulting from such merger, consolidation, or statutory share exchange, or depository receipts in respect thereof;
•	shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
•	cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses; or
•	any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing clauses.

Holders of shares of our Class A common stock or Class B common stock exercising the rights of an objecting stockholder provided in our charter must comply with the requirements to properly exercise such rights set forth in Title 3, Subtitle 2 of the MGCL to the same extent as if they were exercising the rights of objecting stockholders provided for in Title 3, Subtitle 2 of the MGCL or any successor statute.

Conversion of Our Class B Common Stock

Each share of Class B common stock will convert automatically:

•	into one fully paid and non-assessable share of Class A common stock, if Thomas J. Barrack, Jr. or any of his family members (or trusts for the benefit of his family members) directly or indirectly transfers beneficial ownership of Class B common stock other than among each other, for each share of Class B common stock so transferred; and
•	into one fully paid and non-assessable share of Class A common stock for every 35.5 OP Units involved in such transfer or cessation if Mr. Barrack directly or indirectly transfers beneficial ownership of any OP Units directly or indirectly held by him, other than to a “Qualified Transferee” (as defined below), any Qualified Transferee directly or indirectly transfers beneficial ownership of OP Units directly or indirectly held by it other than to Mr. Barrack or to another Qualified Transferee, or a Qualified Transferee that beneficially owns OP Units ceases at any time to continue to be a “Qualified Transferee” (including, without limitation, the failure of a Qualified Transferee that is an executive of our company to be employed by our company or as the result of a divorce or annulment).

“Qualified Transferee” means Colony Capital, LLC and Colony Capital Holdings, LLC and any member or interest holder of CCH Management Partners I, LLC, CCH Management Partners II, LLC, Colony Capital, LLC or Colony Capital Holdings, LLC for so long as any such person remains employed by our company or our affiliates, any family member or affiliate of such persons or any person controlled by any combination of one or more of such persons or their family members. Neither our company nor our operating partnership will be a Qualified Transferee. The purpose of this automatic conversion feature is to ensure that the holders of our Class B common stock do not at any time have votes in excess of the number of OP Units then held by them (or the other permitted holders described above); to the extent that a share of Class B common stock or any group of 35.5 OP Units is transferred or ceases to be held by a permitted holder, a share of Class B common stock will convert into one share of Class A common stock, thereafter carrying only one vote.

Each holder of Class B common stock will have the right, at the holder’s option at any time and from time to time, to convert all or a portion of such holder’s Class B common stock into an equal number of fully paid and nonassessable shares of Class A common stock by delivering the certificates (if any) representing the shares of Class B common stock to be converted, duly endorsed for transfer, together with a written conversion notice to the transfer agent for Class B common stock (or if there is no transfer agent, to us).

Conversion of Our Performance Common Stock

As all outstanding shares of our Performance common stock converted automatically to Class A common stock in connection with the tri-party merger among Colony Capital, Inc., NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp., which closed on January 10, 2017, we have no shares of Performance common stock outstanding. We do not intend to issue any Performance common stock in the future.

Warrants to Purchase Class A Common Stock

We have issued affiliates of Wafra, Inc. five warrants, each of which entitles the holder to purchase up to 1,338,000 shares of our Class A common stock at staggered strike prices between $9.72 and $24.00 each, exercisable through July 17, 2026. No warrants have been exercised to-date.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed for trading on the NYSE. It is listed under the symbol “DBRG.”

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

The following summary of certain provisions of Maryland law and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our charter and bylaws, copies of which have been filed with the SEC. See “Where to Find Additional Information.”

Our Board of Directors

Our charter and bylaws provide that, subject to the rights of holders of one or more classes or series of preferred stock, the number of directors of our company may be established by our board but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Our charter provides that vacancies on our board may be filled in the manner provided in our bylaws, which provide that vacancies on our board may be filled by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, or by the stockholders to the extent that such vacancy results from the removal of a director by the stockholders. Under Maryland law, stockholders may fill a vacancy on our board that is caused by the removal of a director. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

There will be no cumulative voting in the election of directors. A nominee for director shall be elected as a director if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present for which (i) our secretary receives notice that a stockholder has nominated an individual for election as a director in compliance with the advance notice requirements set forth in our bylaws; and (ii) such nomination has not been withdrawn by such stockholder on or before the close of business on the 10th day before the date of filing of our definitive proxy statement with the SEC, and, as a result of which, the number of nominees is greater than the number of directors to be elected at the meeting. We adopted a resignation policy in our Corporate Governance Guidelines that requires an incumbent director who fails to receive the required vote for re-election to offer to resign from our board.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast generally in the election of directors.

Action by Written Consent

Our charter and bylaws, taken together, provide that stockholders may act by unanimous written consent, or, if the action is first declared advisable by our board of directors, if authorized by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting of stockholders.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors of the corporation approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, our board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute provides various exemptions from its provisions, including for business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board, through a board resolution, has exempted any business combinations between us and any person, provided that any such business combination is first approved by our board (including a majority of the directors of our company who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any interested stockholders (or their affiliates) that are first approved by our board of directors. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of the stockholders of our company, without compliance with the supermajority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of our company and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares (as defined below) of a Maryland corporation acquired in a control share acquisition (as defined below) have no voting rights except to the extent approved by the affirmative vote of the holders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights of the control shares acquired in a control share acquisition are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting us from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that we may not elect to be subject to any of the provisions of Subtitle 8.

Amendments to Our Charter

Subject to the rights of any shares of preferred stock outstanding from time to time, our charter may be amended only if declared advisable by our board and, except in limited circumstances where stockholder approval is not required by the MGCL, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Amendments to Our Bylaws

Our bylaws may be amended, altered, repealed, or rescinded by our board of directors or by stockholders by the affirmative vote of a majority of all the votes entitled to be cast in the election of directors. Any amendment of our bylaws approved by our stockholders may not thereafter be amended by our board of directors without the affirmative vote of a majority of all the votes entitled to be cast in the election of directors.

Dissolution

The dissolution of or company must be declared advisable by our board and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Special Meetings of Stockholders

The Chairman of our board, Vice Chairman of our board, our Chief Executive Officer, our President and our board may call special meetings of our stockholders. A special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast 25% of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board and the proposal of business to be considered by stockholders may be made only: (i) pursuant to notice of the meeting; (ii) by or at the direction of our board; or (iii) by a stockholder of record at the time of giving notice, at the record date set by our board for the purpose of determining stockholders entitled to vote at the annual meeting and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not before the 150th day or after the 120th day before the first anniversary of the date of our proxy statement for the solicitation of proxies for the election of directors at the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m. (Eastern Time) on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made.

With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of persons for election to the board at a special meeting may be made only: (i) by the board; or (ii) by a stockholder at a special meeting that has been called in accordance with our bylaws for the purpose of electing directors, provided that such stockholder is a stockholder of record at the record date set by our board for the special meeting and has complied with the advance notice provisions of our bylaws. Stockholders generally must provide notice to our secretary no earlier than the 120th day before such special meeting and no later than the later of the 90th day before the special meeting or the 10th day after public announcement of the date of the special meeting and the nominees of our board to be elected at the meeting.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The business combination provisions and the control share acquisition provisions of Maryland law (if later we decide to be bound by such provisions) and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Exculpation and Indemnification of Our Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision which eliminates liability of our directors and officers to the maximum extent permitted by Maryland law.

Our charter and bylaws obligate our company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of our company and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager, employee, partner or agent, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also require us to indemnify and advance expenses to any person who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party to, or witness in, by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party to, or witness in, by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification is limited to expenses for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received. In addition, Maryland law permits a corporation, and our charter requires us, to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our company; (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of our company to our company or to the stockholders of our company; (iii) any action asserting a claim against our company or any director or officer or other employee of our company arising pursuant to any provision of the MGCL or our charter or bylaws; or (iv) any action asserting a claim against us or any director or officer or other employee of our company that is governed by the internal affairs doctrine.

Restrictions on Ownership and Transfer

Our charter contains certain restrictions on ownership and transfer that are no longer operative following our determination not to maintain our status as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 2022.

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of the shares of preferred stock to which any prospectus supplement may relate. This description and the description contained in any accompanying prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describe the terms of the related class or series of preferred stock, and our bylaws, each of which we will make available upon request.

General

Our charter authorizes our board of directors, without the approval of our stockholders, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock of any series. Prior to the issuance of shares of any series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such series, all of which will be set forth in articles supplementary to our charter adopted for that purpose by our board of directors or a duly authorized special committee thereof. Using this authority, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of our common stock or for other reasons be desired by them.

Upon issuance against full payment of the purchase price therefor, shares of preferred stock will be fully paid and nonassessable. The specific terms of a particular class or series of preferred stock to be offered pursuant to this prospectus will be described in the prospectus supplement or other offering material relating to that class or series, including a prospectus supplement or other offering material providing that preferred stock may be issuable upon the exercise of warrants or conversion of other securities issued by us. The description of preferred stock set forth below and the description of the terms of a particular class or series of preferred stock set forth in the applicable prospectus supplement or other offering material do not purport to be complete and are qualified in their entirety by reference to the articles supplementary relating to that class or series.

Rank. Unless otherwise specified in the applicable prospectus supplement or other offering material, our preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all our equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up;
•	on a parity with all equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and
•	junior to all our existing and future indebtedness and to any class or series of equity securities authorized or designated by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

Conversion Right. The terms and conditions, if any, upon which any shares of any class or series of our preferred stock are convertible into shares of our common stock will be set forth in the applicable prospectus supplement or other offering material relating thereto. Such terms will include:

•	the number of shares of our common stock into which the shares of our preferred stock are convertible;
•	the conversion price (or manner of calculation thereof);
•	the conversion period;
•	provisions as to whether conversion will be at the option of the holders of such class or series of our preferred stock or us;
•	the events requiring an adjustment of the conversion price; and
•	provisions affecting conversion in the event of the redemption of such class or series of preferred stock.

Outstanding Preferred Stock

As of the date of this prospectus, we have outstanding 8,430,251 shares of our Series H preferred stock, 12,989,127 shares of our Series I preferred stock, and 11,691,817 shares of our Series J preferred stock.

Holders of our preferred stock will be entitled to receive, when, as and if authorized by our board of directors, and declared by them out of assets legally available for payment, cumulative cash dividends at the applicable stated rate. The stated rate for the Series H preferred stock is 7.125% of the $25 liquidation preference per share, or $1.78125 per share, per annum; the stated rate for the Series I preferred stock is 7.15% of the $25 liquidation preference per share, or $1.7875 per share, per annum; and the stated rate for the Series J preferred stock is 7.125% of the $25 liquidation preference per share, or $1.78125 per share, per annum.

We may not redeem the preferred stock prior to five years from the date of the original issuance of the applicable series of preferred stock, which, for the Series H preferred stock, such five year period ended on April 13, 2020; for the Series I preferred stock, such five year period ended on June 5, 2022; and for the Series J preferred stock, such five year period ended on September 22, 2022, except pursuant to certain special optional redemption rights. On or after five years from the date of the original issuance of the applicable series of preferred stock described in this paragraph, we may, at our option, upon the notice periods set forth in the applicable Articles Supplementary creating the series of preferred stock, redeem the preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

Each outstanding series of our preferred stock is subject to certain conversion and optional redemption rights upon a change of control.

The foregoing summary of our Series H preferred stock is qualified in its entirety by reference to the description of Series H preferred included in the Registration Statement on Form S-4, as amended (File No. 333-212739), initially filed with the SEC on July 29, 2016, a copy of which is incorporated by reference into this prospectus. The foregoing summary of our Series I preferred stock is qualified in its entirety by reference to the description of our Series I preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed on June 5, 2017, a copy of which is incorporated by reference into this prospectus. The foregoing summary of our Series J preferred stock is qualified in its entirety by reference to the description of our Series J preferred stock included in our Registration Statement on Form 8-A (File No. 001-37980) filed on September 22, 2017, a copy of which is incorporated by reference into this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for preferred stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.

In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable shares of preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred shares depositary with written instructions to the preferred shares depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Preferred Shares Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.

Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred shares depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

We may offer by means of this prospectus warrants for the purchase of any of the types of securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currencies in which the price or prices of such warrants may be payable;
•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of such warrants which may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of material U.S. federal income tax considerations; and
•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of Class A common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares Class A common stock purchasable upon exercise of such rights and the exercise price;
•	the aggregate number of rights being issued;
•	the date, if any, on and after which such rights may be transferable separately;
•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;
•	any special U.S. federal income tax consequences; and
•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain U.S. federal income tax considerations regarding the ownership and disposition of our Class A common stock, preferred stock, and depositary shares (for purposes of this section only, collectively referred to as “stock”). This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department (the “Treasury Regulations”), rulings and other administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. This summary does not discuss any state, local or non-U.S. tax laws or the possible application of the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	a dealer or broker in securities or currencies;
•	a financial institution;
•	a regulated investment company;
•	a real estate investment trust;
•	an insurance company;
•	a tax-exempt organization;
•	a person required to accelerate the recognition of any item of gross income with respect to our stock as a result of such income being recognized on an applicable financial statement;
•	a person holding our stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;
•	a trader in securities that has elected the mark-to-market method of accounting for your securities;
•	a person liable for alternative minimum tax;
•	a person who owns or is deemed to own 10% or more of our stock (by vote or value);
•	a partnership or other pass-through entity for U.S. federal income tax purposes;
•	a person that received its stock as compensation;
•	a U.S. Holder whose “functional currency” is not the U.S. dollar;
•	a U.S. expatriate;
•	a controlled foreign corporation; or
•	a passive foreign investment company.

This summary assumes that stockholders hold shares of our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

As used herein, the term “U.S. Holder” means a beneficial owner of a share of our stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (a) a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) of a share of our stock that is not a U.S. Holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our stock, you should consult your own tax advisors.

FOR FURTHER INFORMATION AS TO THE TAX CONSEQUENCES TO HOLDERS OF OUR STOCK, INCLUDING STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR(S). THE DISCUSSION HEREIN IS BASED ON THE U.S. FEDERAL INCOME TAX LAWS AS IN EFFECT AS OF THE DATE HEREOF. ALL HOLDERS OF OUR STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE IMPACT OF ANY FUTURE LEGISLATIVE PROPOSALS OR LEGISLATION ENACTED AFTER THE DATE OF THIS PROSPECTUS.

Taxation of Ownership and Disposition of Stock

U.S. Holders

Taxation of U.S. Holders on Distributions on Our Stock

The gross amount of distributions on our stock will be taxable as ordinary dividend income to you to the extent paid out of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that such distributions exceed our current and accumulated earnings and profits, the excess will constitute a return of capital that is applied against, and will reduce, your tax basis in our stock (but not below zero) and then will be treated as gain from the sale of such stock. Certain individuals and other non-corporate stockholders may be eligible to be taxed at reduced rates of tax with respect to distributions treated as qualified dividend income if certain holding period and other requirements are satisfied. You are urged to consult your own tax advisors regarding the treatment of distributions as qualified dividend income in light of your particular circumstances.

Taxation of U.S. Holders on the Disposition of Our Stock

For U.S. federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of shares of stock in an amount equal to the difference between the amount realized for the shares of stock and your tax basis in such shares. In general, any capital gain or loss will be long-term if your holding period for the shares (or fractional shares) is more than one year and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. You should consult your tax advisor as to the consequences of a sale of our stock in view of your particular circumstances.

Taxation of U.S. Holders on Distributions to Holders of Depositary Shares

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the underlying preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were direct holders of the underlying preferred shares. In addition, (1) no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of certificates evidencing the underlying preferred stock in exchange for depositary receipts, (2) the tax basis of each share of the underlying preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefore, and (3) the holding period for the underlying preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

Taxation of U.S. Holders on a Redemption of Preferred Stock and Depositary Shares

A redemption of our preferred stock and depositary shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of its current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock or depositary shares (in which case the redemption will be treated in the same manner as a sale described above in the section entitled “—Taxation of U.S. Holders on the Disposition of Our Stock”). The redemption will satisfy such tests if it: (i) is “substantially disproportionate” with respect to the U.S. Holder’s interest in our stock; (ii) results in a “complete termination” of the U.S. Holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. Holder of the preferred stock or depositary shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of our preferred stock or depositary shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above in the section entitled “—Taxation of U.S. Holders on Distributions on Our Stock.” In that case, a U.S. Holder’s adjusted tax basis in the redeemed preferred stock or depositary shares will be transferred to such U.S. Holder’s remaining stock holdings in us. If the U.S. Holder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.

Non-U.S. Holders

Taxation of Non-U.S. Holders on Distributions on Our Stock

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a Non-U.S. Holder’s stock, and to the extent the amount of the distribution exceeds a Non-U.S. Holder’s adjusted tax basis in its stock, the excess will be treated as gain from the disposition of stock (the tax treatment of which is discussed below under “—Taxation of Non-U.S. Holders on Disposition of Stock”).

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person (as defined under the Code) and is eligible for treaty benefits or (b) if our stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the Non-U.S. Holder’s adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A Non-U.S. Holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the U.S. Holder’s adjusted basis of its stock, if the Non-U.S. Holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below under “—Taxation of Non-U.S. Holders on Disposition of Stock”. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a Non-U.S. Holder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If we are treated as a “United States real property holding corporation” for U.S. federal income tax purposes (“USRPHC”), we will be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

A Non-U.S. Holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty or otherwise may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Taxation of Non-U.S. Holders on Disposition of Stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the sale or other disposition of our stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder);

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a USRPHC and certain other conditions are met.

A Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. In addition, if any Non-U.S. Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-U.S. Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition. Such gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of (i) its combined U.S. and non-U.S. real property interests and (ii) its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We have not determined whether we are a USRPHC for U.S. federal income tax purposes. If we are or become a USPRHC, however, so long as shares of our stock are regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a Non-U.S. Holder who holds or held (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our stock will be subject to U.S. federal income tax on the sale or other disposition of shares of our stock.

Information Reporting Requirements and Backup Withholding; Shares Held Offshore

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder, provided that the Non-U.S. Holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a Non-U.S. Holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a Non-U.S. Holder of our stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.

Additionally, under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by U.S. Holders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged to consult their own tax advisors regarding application of backup withholding to them, including under FATCA, and the availability of, and procedure for obtaining an exemption from, backup withholding.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we or any of the selling stockholders may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we or the selling stockholders may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We or the selling stockholders may sell securities directly to investors on our or their own behalf in those jurisdictions where we or they are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We or the selling stockholders also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates, or the selling stockholders, in the ordinary course of business.

If indicated in the prospectus supplement, we or the selling stockholders may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us or the selling stockholders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or the selling stockholders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities.

Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us or the selling stockholders. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We or the selling stockholders may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We or the selling stockholders may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

Any securities that we issue, other than our Class A common stock and our outstanding series of preferred stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or the selling stockholders may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus has been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of DigitalBridge Group, Inc. appearing in DigitalBridge Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of DigitalBridge Group, Inc.’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

500,000 Shares

Class A Common Stock

DIVIDEND REINVESTMENT
AND DIRECT STOCK PURCHASE PLAN

Prospectus Supplement

April 5, 2023